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                                                                   Exhibit 23.01

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Windrose Medical Properties Trust:

We consent to incorporation by reference in the registration statements No. 333-108659, 333-109389 and 333-112183 on Form S-3 of Windrose Medical Properties Trust of our report dated March 4, 2004, relating to the consolidated balance sheets of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations for the period January 1, 2002 through August 15, 2002, the period August 16, 2002 through December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, and the consolidated statements of cash flows and shareholders' equity (deficit) for each of the years in the three-year period ended December 31, 2003, and the financial statement schedule III as of December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Windrose Medical Properties Trust.

KPMG LLP
Indianapolis, Indiana
March 15, 2004